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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 1999 in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-60678) and related Prospectus and Prospectus Supplement No. 1 of Voice Mobility International, Inc. for the registration of 9,750,000 shares of Common Stock and Share Warrants to acquire 3,250,000 shares of Common Stock.


                                                      BEDFORD CURRY & CO.
Vancouver, Canada,
July 16, 2001                                        Chartered Accountants